              [LETTERHEAD OF HERITAGE BANCORP, INC. APPEARS HERE]


RELEASE DATE:                                       FOR ADDITIONAL INFORMATION
    IMMEDIATE RELEASE                               CONTACT:

                                                        Allen E. Kiefer
                                                        President and CEO
                                                        (717) 622-2320

                       HERITAGE BANCORP, INC. AUTHORIZES
                               SHARE REPURCHASE

Pottsville, Pennsylvania, January 28, 1997...Heritage Bancorp, Inc's Board of Directors authorized the repurchase of up to $2,500,000 in aggregate purchase price of the Corporation's stock.

Allen E. Kiefer, President and Chief Executive Officer of the Corporation, indicated that available cash would be used to fund the share repurchases, which will be made from time to time on the open market or in privately negotiated transactions. The shares purchased under the authorization would be used for general corporate purposes, including the Corporation's Employee Stock Ownership Plan, Dividend Reinvestment and Stock Purchase Plan, Stock Option Plans and other appropriate uses. Currently Heritage has 2,400,261 shares outstanding.

Heritage Bancorp, Inc., with December 31, 1996 assets of $342 million, is headquartered in Pottsville, Pennsylvania, and is the parent company of Heritage National Bank.